Exhibit 10-18




                             BUILDING LOAN AGREEMENT


     THIS BUILDING LOAN AGREEMENT (this "Agreement") is made and entered into this 31st day of December, 1997, by and between KEYBANK NATIONAL ASSOCIATION, a national banking association with an office for the transaction of business at 50 Fountain Plaza, Buffalo, New York 14202 (hereinafter referred to as "Lender"), and Erie Hotel LLC, a New York limited liability company with an office for the transaction of business at 100 Corporate Woods, Rochester, New York 14623 (hereinafter referred to as "Borrower").


                                   WITNESSETH:

     In consideration of the mutual covenants and agreements hereinafter set forth, Lender agrees to make and Borrower agrees to accept a loan in accordance with and subject to the terms and conditions hereinafter set forth.


                                    ARTICLE I

                              TERMS AND DEFINITIONS

     In addition to the other terms hereinafter defined, the following terms shall have the meanings set forth in this Article. References to documents and other materials shall include those documents and materials as they may be revised, amended and modified, from time to time, with the prior written approval of Lender.

     1.1 ADVANCE. "Advance" means any disbursement of the proceeds of the Loan by Lender pursuant to the terms of this Agreement.

     1.2 APPROVAL. "Approval", "Approved", "approval" or "approved" means, as the context so determines, an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

     1.3 ARCHITECT'S CONTRACT. "Architects Contract" means the contract, dated September 5, 1996, between Borrower and Borrower's Architect.

     1.4 BORROWER'S ARCHITECT. "Borrower's Architect" means Braun & Steidel Architects, Inc., whose address is 1041 West Market Street, Akron, Ohio 44313.

     1.5 COMPLETION DATE. "Completion Date" means December 31, 1998.

     1.6 COMMITMENT. "Commitment" means the commitment letter for the Loan issued by Lender to Borrower dated December 3, 1997, and accepted by Borrower on December 12, 1997, as amended by amendment letter from Borrower dated December 12, 1997.



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     1.7 CONSTRUCTION BUDGET.  "Construction  Budget" means the budget for total estimated Property Costs, submitted by Borrower, approved by Lender, and attached hereto as I i A, which includes: (a) a line item cost breakdown for construction of the Improvements by trades, jobs and subcontractors (the "Direct Cost Breakdown"); (b) a line item cost breakdown for Indirect Costs (the "Indirect Cost Breakdown"); and (c) a schedule of the sources of funds to pay Property Costs, indicating by item the portion of Property Costs to be funded through the Loan and Required Equity Funds (the "Source of Funds Schedule").

     1.8 CONSTRUCTION CONTRACT. "Construction Contract" means the contract, dated December 11, 1997, between Borrower and Contractor and providing for the construction of the Improvements on the Land.

     1.9 CONSTRUCTION INSPECTOR. "Construction Inspector" means Construction Monitoring Consultants, Inc. or at Lender's option either an officer or employee of Lender or consulting architects, engineers or inspectors appointed by Lender.

     1.10 CONSTRUCTION SCHEDULE. "Construction Schedule" means the schedule, broken down by trade, of the estimated dates of commencement and completion of the Improvements, submitted by Borrower, approved by Lender and attached hereto as EXHIBIT B.

     1.11  CONTINGENCY  RESERVE.   "Contingency  Reserve"  means  the  amount(s)
allocated as contingency reserve(s) in the Construction Budget.

     1.12 CONTRACTOR. "Contractor" means DiMarco Constructors Corp., whose address is 2595 Brighton Henrietta Townline Road, Rochester, New York 14623.

     1.13 [INTENTIONALLY OMITTED].

     1.14 DISBURSEMENT SCHEDULE. "Disbursement Schedule" means the schedule of the amounts of Advances anticipated to be requisitioned by Borrower each month during the term of construction of the Improvements (including an itemization of direct costs and Indirect Costs to be included in each such requisition), approved by Lender and attached hereto as EXHIBIT C.

     1.15 DRAW REQUEST. "Draw Request" means, with respect to each Advance, Borrower's request for such Advance, and documents required by this Agreement to be furnished to Lender as a condition to such Advance.

     1.16 EVENT OF DEFAULT. "Event of Default" means any condition or event described herein as such.

     1.17 GOVERNMENTAL APPROVALS. "Governmental Approvals" means all approvals, consents, waivers, orders, acknowledgments, authorizations, permits and licenses required under applicable Requirements to be obtained from any Governmental Authority for the construction of


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the Improvements and the use, occupancy and operation of the Property following completion of construction of the Improvements.

     1.18 GOVERNMENTAL AUTHORITY. "Governmental Authority" means the United States of America, the states in which the Land is located and Borrower and Guarantor are located or organized, any political subdivision thereof, municipalities in which the Land is located, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

     1.19 GUARANTOR. "Guarantor" means Essex Partners Inc., with a business address of 100 Corporate Woods, Rochester, New York 14623.

     1.20 IMPROVEMENTS' "Improvements" means a 54,000 square foot, 101 room, four story Hampton Inn to be constructed on the Land substantially in accordance with the Plans and Specifications.

     1.21 INDIRECT COSTS. "Indirect Costs" mean and include title insurance premiums, survey charges, engineering fees, architectural fees, real estate taxes during the period of construction, commitment fees and interest payable to Lender under the Loan, premiums for insurance, appraisal fees, commitment and other fees payable to Permanent Lender, legal fees and all other expenses which are, in accordance with sound accounting practices, capital expenditures relating to the Property.

     1.22 LAND. "Land" means the real property described in Exhibit D attached hereto.

     1.23 [INTENTIONALLY OMITTED].

     1.24 LOAN. "Loan" means the construction loan which is the subject of this Agreement.

     1.25 LOAN AMOUNT. "Loan Amount" means $4,700,000.00.

     1.26 LOAN DOCUMENTS. "Loan Documents" means collectively, this Agreement, all documents referred to in Article 2 hereof, and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loan.

     1.27 [INTENTIONALLY OMITTED].

     1.28 PERMANENT COMMITMENT. "Permanent Commitment" means the commitment letter for the Permanent Loan issued by Permanent Lender to Borrower.

     1.29 PERMANENT LENDER. "Permanent Lender" means GMAC Commercial Mortgage Corporation, whose address is 8814 Westwood Center Drive, Vienna, Virginia 22182.


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     1.30 PERMANENT LOAN.  "Permanent Loan" means the loan from Permanent Lender to Borrower in the amount of $4,700,000.00 to finance the Property after completion of construction of the Improvements in accordance with the Permanent Commitment.

     1.31 PERSONAL PROPERTY. "Personal Property" means materials, furnishings, fixtures, machinery, equipment and all items of tangible and intangible personal property now or hereafter owned by Borrower, wherever located, and either (i) to be incorporated into the Improvements, (ii) used in connection with the construction of the Improvements or (iii) to be used in connection with the operation of the Land or Improvements or both.

     1.32 PLANS AND SPECIFICATIONS. "Plans and Specifications" means the plans and specifications for the Improvements prepared by Borrower's Architect and more particularly identified on EXHIBIT E attached hereto.

     1.33  PROPERTY.  "Property"  means  the  Land,  Improvements  and  Personal
Property.

     1.34 PROPERTY COSTS. "Property Costs" shall mean and include all costs that will be incurred by Borrower in connection with the acquisition of the Land, the construction of the Improvements, the marketing and leasing of leasable space in the Improvements, and the operation and carrying of the Property through the maturity date of the Loan, including without limitation all Indirect Costs.

     1.35 REQUIRED EQUITY FUNDS. "Required Equity Funds" means the sums, if any, required of Borrower by Lender, to be available to pay the difference between Property Costs and the amount of the Loan.

     1.36 REQUIRED LEASES. "Required Leases" means the leases, if any, which Lender has specified in the Commitment must be in effect in a manner satisfactory to Lender.

     1.37 REQUIREMENTS. "Requirements" means any law, ordinance, order, rule or regulation of any Governmental Authority relating in any way to the Property, Borrower or Guarantor.

     1.38 TAKING. "Taking" shall mean any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

     1.39 TERMINATION DATE. "Termination Date" means the earlier of December 31, 1998, or such other date as may be set forth herein which fixes the termination of Lender's obligations to make Advances.

                                    ARTICLE 2

                                 LOAN DOCUMENTS

     The following documents have been duly authorized, executed and delivered to Lender by the parties thereto:

     2.1 NOTE. The Promissory Note (hereinafter referred to as the "Note") from Borrower to Lender, dated as of even date herewith, in the Loan Amount.

     2.2 OPEN-END MORTGAGE AND SECURITY AGREEMENT. The Open-End Mortgage And Security Agreement (hereinafter referred to as the "Mortgage") from Borrower in favor of Lender, dated of even date herewith, encumbering the Property as security for the Note and any sums in addition to the Loan Amount advanced by Lender under the other Loan Documents, together with any assignment of revenues and a security agreement (whether or not a part thereof) encumbering any materials, furnishings, fixtures, machinery, equipment, or other articles of personal property incorporated or to be incorporated in the Improvements or used in the operation of the Property and all income, profit and revenues derived from the Property; which Mortgage is to be recorded in the appropriate public records on or about the date hereof

     2.3 FINANCING STATEMENTS. Uniform Commercial Code, Form 1 Financing Statement(s) (hereinafter referred to as the "Financing Statements") in favor of Lender giving notice of a security interest; which Financing Statement(s) are to be filed in the appropriate public records on or about the date hereof

     2.4 ASSIGNMENT OF CONTRACT DOCUMENTS. The Assignment of Contract Documents (hereinafter referred to as the "Assignment of Contract Documents") from Borrower in favor of Lender dated of even date herewith.

     2.5 ASSIGNMENT OF Leases. The Assignment of Rents and Leases (hereinafter referred to as the "Assignment") from Borrower in favor of Lender dated of even date herewith which is to be recorded in the appropriate public records on or about the date hereof

     2.6 GUARANTY. The Guaranty of Payment and Performance and Guaranty of Completion (hereinafter collectively referred to as the "Guaranty") from Guarantor in favor of Lender dated of even date herewith.

     INDEMNITY   AGREEMENT.   The  Hazardous   Substances   Indemnity  Agreement
(hereinafter referred to as the "Indemnity Agreement") from Borrower and Guarantor in favor of Lender dated of even date herewith.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

     Borrower hereby represents and warrants to Lender as follows:

     3.1 VALIDITY OF LOAN DOCUMENTS. That the Loan Documents are in all respects valid and legally binding obligations, enforceable in accordance with their respective terms, and grant to Lender a direct, valid and enforceable first mortgage lien on and security interest in and to the Property, including any and all Personal Property acquired by Borrower after the date of this Agreement.

     3.2 TITLE TO PROPERTY. That Borrower has good clear record and marketable fee simple absolute title to the Land, subject to no liens, security interests, charges or encumbrances in favor of any person other than Lender, and that no conditional sale contract, chattel mortgage, security agreement, lease, financing statement or other title retention agreement has been or will be executed in favor of any person other than Lender with respect to any of the Personal Property.

     3.3 ABSENCE OF CONFLICTS. That the execution and delivery of the Loan Documents by Borrower and any Guarantor do not, and the performance and observance by Borrower and any Guarantor of their obligations thereunder will not, contravene or result in a breach of (a) if Borrower or any Guarantor purports to be a limited liability company or a corporation, any provision of Borrower's or any Guarantor's articles of organization, operating agreement or corporate charter or by-laws, or, if Borrower or any Guarantor purports to be partnership, any provision of Borrower's or any Guarantor's partnership agreement or certificate, or (b) any Requirements, or (c) any decree or judgment binding on Borrower or any Guarantor, or (d) any agreement or instrument binding on Borrower or any Guarantor or any of their respective properties, nor will the same result in the creation of any lien or security interest under any such agreement or instrument.

     3.4 PENDING LITIGATION. That there are no actions, suits, investigations or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting Borrower (or any general partner of Borrower), any Guarantor or the Property, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, or which will affect Borrower's ability to repay the Loan, at law or in equity or before or by any Governmental Authority.

     3.5 VIOLATIONS OF REQUIREMENTS. That Borrower has no knowledge of any violations or notices of violations of any Requirements.

     3.6 COMPLIANCE WITH REQUIREMENTS. That the Plans and Specifications and construction of the Improvements pursuant thereto and the use of the Property contemplated thereby will comply with all Requirements.

     3.7 ORGANIZATION, STATUS AND AUTHORITY.


         (a) If Borrower purports to be a limited liability company or a corporation, that (i) it is a limited liability company or a corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized or incorporated, (ii) if required by the laws of the state in which the Land is located, it is duly qualified to do business and is in good standing therein, (iii) it has the power, authority and legal right to own and operate its properties and assets, carry on the business now being conducted and proposed to be conducted by it, and to engage in the transactions contemplated by the Loan Documents, and (iv) the execution and delivery of the Loan Documents to which it is a party and the performance and observance of the provisions thereof have been duly authorized by all necessary actions.

     3.8 AVAILABILITY OF UTILITIES. That all utility services necessary and sufficient for the construction, Development and operation of the Property for its intended purposes are presently available to the boundaries of the Land through dedicated public rights of way or through perpetual private easements, approved by Lender, with respect to which the Mortgage creates a valid, binding and enforceable first lien, including, but not limited to, water supply, storm and sanitary sewer, gas, electric and telephone facilities, and drainage.

     3.9 CONDITION OF PROPERTY. That neither the Property nor any portion thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of Borrower, no Taking is pending or contemplated.

     3.10 BROKERAGE COMMISSIONS. That any brokerage commissions due in connection with the transactions contemplated hereby have been paid in full and that any such commissions coming due in the future will be promptly paid by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claims or losses arising by reason of any such brokerage commissions. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

     3.11 FINANCIAL STATEMENTS. That the financial statements of Borrower and any Guarantor previously delivered to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the respective financial conditions of Borrower and any Guarantor as of the respective dates thereof and the results of their operations for the periods covered thereby; that no material adverse change has occurred in the assets, liabilities, or financial conditions reflected therein since the respective dates thereof-, and that no additional borrowings have been made by Borrower or any Guarantor since the date thereof other than the borrowing contemplated hereby.

     3.12 TAXES. That all federal, state and other tax returns of Borrower and any Guarantor required by law to be filed have been filed, that all federal, state and other taxes, assessments and other governmental charges upon Borrower and any Guarantor or their respective properties which are due and payable have been paid, and that Borrower and any Guarantor have set aside on their

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books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods for which such returns have been filed.

     3.13 OTHER CONTRACTS. That Borrower has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give RISE to a lien or encumbrance on the Property, except for contracts (all of which have been disclosed in writing to Lender).

     3.14 CONSTRUCTION CONTRACT. That (i) the Construction Contract is in full force and effect; (ii) both Borrower and Contractor are in full compliance with their respective obligations under the Construction Contract; (iii) the work to be performed by Contractor under the Construction Contract is the work called for by the Plans and Specifications and all work required to complete the Improvements in accordance with the Plans and Specifications is provided for under the Construction Contract; and (iv) all work on the Improvements shall be completed substantially in accordance with the Plans and Specifications in a good and workmanlike manner and shall be free of any defects.

     3.15 ACCESS. That the rights of way for all roads necessary for the full utilization of the Improvements for their intended purposes have either been acquired by the Borrower, the appropriate Governmental Authority or have been dedicated to public use and accepted by such Governmental Authority, and all such roads shall have been completed, or all necessary steps shall have been taken by Borrower and such Governmental Authority to assure the complete construction and installation thereof prior to the date upon which access to the Property via such roads will be necessary. Allcurb cuts, driveway permits and traffic signals shown on the Plans and Specifications or otherwise necessary for access to the Property are existing or have been fully approved by the appropriate Governmental Authority.

     3.16 NO DEFAULT. That no Event of Default exists and no event which but for the passage of time, the giving of notice or both would constitute an Event of Default has occurred.

     3.17 ARCHITECT'S CONTRACT. That (i) the Architect's Contract is in full force and effect; and (ii) both Borrower and Borrower's Architect are in full compliance with their respective obligations under the Architect's Contract. Borrower shall from time to time, upon request by Lender, cause Borrower's Architect to provide Lender with reports in regard to the status of construction of the Improvements, in such form and detail as reasonably requested by Lender.

     3.18 PLANS AND SPECIFICATIONS. That Borrower has furnished Lender true and complete sets of the Plans and Specifications which comply with all Requirements, all Governmental Approvals, and all restrictions, covenants and easements affecting the Property, and which have been approved by the Contractor, Borrower's Architect, Permanent Lender, and such Governmental Authority as is required for construction of the Improvements.

     3.19 GOVERNMENTAL APPROVALS. That Borrower has obtained all Governmental Approvals from, and has given all such notices to, and has taken all such other actions with respect to such

Governmental Authority as may be required under applicable Requirements for the construction of the Improvements.

     3.20 CONSTRUCTION BUDGET. That the Construction Budget accurately reflects all Property Costs of Construction.

     3.21  FEASIBILITY.   That  each  of  the  Construction   Schedule  and  the
Disbursement Schedule is realistic and feasible, and is accurate to date.

     3.22 EFFECT OF DRAW REQUEST. That each Draw Request submitted to Lender as provided in Article 6 hereof shall constitute an affirmation that the representations and warranties contained in Article 3 of this Agreement (other than the representations made in the last clause of Section 3.11 as it relates to the indebtedness of any guarantor) and in the other Loan Documents remain true and correct as of the date thereof, and unless Lender is notified to the contrary, in writing, prior to the disbursement of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct on the date of such disbursement.


                                    ARTICLE 4

                              COVENANTS OF BORROWER

     Borrower hereby covenants and agrees with Lender as follows:

     4.1 COMMITMENTS. To permit no default under the terms of the Commitment.

     4.2 CONSTRUCTION CONTRACT. (i) To permit no default under the terms of the Construction Contract, (ii) to waive none of the obligations of Contractor thereunder, (iii) to do no act which would relieve Contractor from its obligations to construct the Improvements according to the Plans and Specifications, and (iv) to make no amendments to or change orders under the Construction Contract without the prior approval of Lender; provided, however, that the Borrower shall be permitted to make a proposed change order without the prior approval of the Lender if (a) any such change order results in a reduction in the cost of the Improvements, or (b) any such change order is for an increase in the cost of the Improvements in an amount less than $25,000.00 unless the aggregate amount of all change orders that increase the cost of the Improvements (inclusive of the proposed change order) between the date of this Agreement and the date of the proposed change order is greater than $100,000.00.

     4.3 ARCHITECT'S CONTRACT. (i) To permit no default under the terms of the Architect's Contract, (fi) to waive none of the obligations of Borrower's
Architect thereunder, (iii) to do no act which would relieve Borrower's Architect from its obligations under the Architect's Contract, and (iv) to make no amendments to the Architect's Contract without the prior approval of Lender; provided, however, that the Borrower shall be permitted to make a proposed change order without the prior approval of the Lender if (a) any such change order results in a reduction in the cost of the Improvements, or (b) any such change order is for an increase in the cost of the Improvements in




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an amount less than $25,000.00  unless the aggregate amount of all change orders that increase the cost of the Improvements (inclusive of the proposed change order) between the date of this Agreement and the date of the proposed change order is greater than $100,000.00.

     4.4 INSURANCE. To obtain insurance or evidence of insurance as Lender may reasonably require, including, but not limited to, the following:

         (a) TITLE INSURANCE. A mortgagee title insurance policy (the "Title Insurance Policy") in an amount, and issued by a title insurance company (the "Title Insurer") and through a title agent as shall be approved by Lender, insuring a valid first lien upon and security interest in and to the Property by virtue of the Mortgage, with such reinsurance or co-insurance agreements as may be required by Lender. The Title Insurance Policy shall contain no exceptions other than those specifically approved in writing by Lender, contain a pending disbursements clause or endorsement and such other endorsements as Lender may reasonably require, and such affirmative insurance as Lender may reasonably require. The Title Insurance Policy, together with evidence of payment of premiums thereon, shall be delivered to Lender on or before the date of this Agreement.

         (b) INSURANCE REQUIRED BY MORTGAGE. Such insurance as may be required by the Mortgage. If any hazard insurance required by the Mortgage is obtained as to all or part of the Property before completion of construction then such policy shall contain an endorsement recognizing that construction is in progress and agreeing that such shall not adversely affect the coverage or be asserted as a defense on any claim under such policy.

         (c) PROFESSIONAL LIABILITY INSURANCE. Evidence or certificates from insurance companies indicating that Borrower's Architect, the Contractor and all other architects, engineers, contractors and subcontractors responsible for the design or construction of the Improvements are covered by professional liability insurance to the satisfaction of Lender; such evidence or certificates to be delivered to Lender on or before the date of this Agreement.

     4.5 APPLICATION OF LOAN PROCEEDS. To use the proceeds of the Loan solely for the purpose of paying for the cost of the construction of the Improvements in accordance with the terms of this Agreement.

     4.6 PROPERTY COSTS AND EXPENSES. To pay all Property Costs, regardless of the amount, and to pay all costs and expenses of Lender with respect to the financing, acquisition and construction of the Property, including but not limited to, appraisal fees, inspection fees, surveying costs, legal fees(including legal fees incurred by Lender subsequent to the closing of the Loan in connection with the disbursement, administration, collection or transfer of the Loan), advances, recording expenses, surveys, intangible taxes, expenses of foreclosure (including attorney's fees) and similar items.

     4.7 COMMENCEMENT AND COMPLETION OF CONSTRUCTION. To diligently pursue construction to completion prior to the Completion Date substantially in accordance with the Plans and Specifications, in full compliance with all restrictions, covenants and easements affecting the Property, all Requirements, and all Governmental Approvals, and with all terms and conditions of the Loan Documents without deviation from the Plans and Specifications unless with the prior approval of Lender or otherwise permitted by this Agreement; to pay all sums and to perform such duties as may be necessary to complete such construction of the Improvements in accordance with the Plans and Specifications and in full compliance with all restrictions, covenants and easements affecting the Property, all Requirements and all Governmental Approvals, and with all terms and conditions of the Loan Documents, all of which shall be accomplished on or before the Completion Date, free from any liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith. Evidence of satisfactory compliance with the foregoing shall be furnished by Borrower to Lender on or before the Completion Date.

     4.8 RIGHT OF LENDER TO INSPECT PROPERTY. To permit Lender and its representatives and agents to enter upon the Property and to inspect the Improvements and all materials to be used in the construction thereof upon reasonable notice and to cooperate and cause Contractor to cooperate with Lender and its representatives and agents during such inspections (including making available to Lender working copies of the Plans and Specifications together with all related supplementary materials); provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections.

     4.9 CORRECTION OF DEFECTS. Unless Borrower demonstrates to Lender that such corrective work is inappropriate or inconsistent with the Plans and Specifications, to promptly correct all defects in the Improvements or any material departure from the Plans and Specifications not previously approved by Lender or otherwise permitted under this Agreement. Borrower agrees that the advance of any proceeds of the Loan whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention, of Lender, shall not constitute a waiver of Lender's right to require compliance with this covenant.

     4.10 SIGN REGARDING CONSTRUCTION FINANCING. At Lender's option, to erect promptly and maintain on a suitable site on the Land a sign indicating that construction financing is being provided by Lender, all to the satisfaction of Lender; and to prevent the destruction or removal of said sign without the prior approval of Lender.

     4.11 APPROVAL OF CHANGE ORDERS. To permit no deviations from the Plans and Specifications during construction without the prior approval of Lender and Permanent Lender, except as permitted in Section 4.2 of this Agreement, or in the Permanent Commitment, or in the Tri-Party Agreement.

     4.12 [INTENTIONALLY OMITTED].

     4.13 BOOKS AND RECORDS. To keep and maintain complete proper and accurate books, records and accounts reflecting all items of income and expense of Borrower in connection with the Property and the construction of the Improvements and the results of the operation thereof, and, upon the reasonable request of Lender, to make such books, records and accounts immediately available to Lender for inspection or independent audit.

     4.14 FINANCIAL STATEMENTS AND OTHER INFORMATION. To furnish to Lender such financial statements and information as Borrower has agreed to provide elsewhere in the Loan Documents.

     4.15 CONSTRUCTION INSPECTOR. To permit Lender to retain the Construction Inspector at the cost of Borrower to perform the following services on behalf of
Lender:

         (a) To review and advise Lender whether, in the opinion of the Construction Inspector, the Plans and Specifications are satisfactory;

         (b) To review Draw Requests and change orders;

         (c) To make periodic inspections (approximately at the date of each Draw Request) for the purpose of assuring that construction of the Improvements to date is substantially in accordance with the Plans and Specifications and to approve Borrower's then current Draw Request as being consistent with Borrower's obligations under this Agreement, including INTER ALIA, an opinion as to Borrower's continued compliance with the provisions of Section 6.1 (g) (4) hereof.

     The fees of the Construction Inspector shall be paid by Borrower forthwith upon billing therefor and expenses incurred by Lender on account thereof shall be reimbursed to Lender forthwith upon request therefor, but neither Lender nor the Construction Inspector shall have any liability to Borrower on account of
(i) the services performed by the Construction Inspector, (ii) any neglect or failure on the part of the Construction Inspector to properly perform its services, or (iii) any approval by the Construction Inspector of construction of the Improvements. Neither Lender nor the Construction Inspector assumes any obligation to Borrower or any other person concerning the quality of construction of the Improvements or the absence therefrom of defects.

     4.16 SOIL TESTS. To provide promptly to Lender at Borrower's expense such soil tests and environmental assessments of the Land as Lender may require from time to time.

     4.17 [INTENTIONALLY OMITTED].

     4.18 INSUFFICIENCY OF LOAN PROCEEDS. To deposit funds with Lender as follows: If at any time or from time to time during the terms of this Agreement, in Lender's judgment and opinion, the remaining undisbursed portion of the Loan, together with the Required Equity Funds, is or will be insufficient to fully complete the Improvements substantially in accordance with the Plans and Specifications, to operate and carry the Property after completion of the Improvements until payment in full of the Loan by Borrower, to pay all other Property Costs, to pay all interest accrued or to accrue on the Loan during the term of the Loan from and after the date hereof, and to pay all other sums due or to become due under the Loan Documents, regardless of how such condition may be caused, Borrower shall, within seven (7) days after written notice thereof from Lender, deposit with Lender such sums of money in cash as Lender may require, in an amount sufficient to remedy such condition, and sufficient to pay any liens for services and materials alleged to be due and payable at that time in connection with the Improvements, and, at Lender's option; no further Advances of the Loan shall be made by Lender until the provisions of this Paragraph have been fully complied with. All such deposited sums shall stand as additional security for Borrower's obligations under this Agreement and shall be disbursed by Lender in the same manner as Advances under this Agreement before any further Advances of the Loan proceeds shall be made. Lender shall have no obligation to pay Borrower any interest with respect to such deposited funds.

     4.19 ADDITIONAL DOCUMENTS. To perform hereunder as follows:

         (a) REGARDING CONSTRUCTION. To furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance, reports and agreements and each and every other document and instrument required to be furnished by, the terms of the Commitment or this Agreement or the other Loan Documents, all at Borrower's expense.

         (b) REGARDING PRESERVATION OF SECURITY. To execute and deliver to Lender such documents, instrument, assignments and other writings, and to do such other acts necessary or desirable, to preserve and protect the collateral at any time securing or intended to secure the Loan, as Lender may require.

         (c) REGARDING THIS AGREEMENT. To do and execute all and such further lawful and reasonable acts, conveyances and assurances in the law for the better and more effective carrying out of the intents and purposes of this Agreement as Lender shall require from time to time.

     4.20 FINANCING PUBLICITY. To permit Lender to obtain publicity in connection with the construction of the Improvements through press releases and participation in such events as ground breaking and opening ceremonies; and to give Lender ample advance notice of such events and to give Lender as much assistance as possible in connection with obtaining such publicity as Lender may request.

     4.21 EASEMENTS AND RESTRICTIONS. To submit to Lender for Lender's approval prior to the execution thereof by Borrower all proposed easements, restrictions, covenants, permits, licenses, and other instruments which would or might affect the title to the Property, accompanied by a survey showing the exact proposed location thereof and such other information as Lender shall reasonably require. Borrower shall not subject the Property or any part thereof to any easement, restriction or covenant (including any restriction or exclusive use provision in any lease or other occupancy agreement) without the prior approval of Lender, which shall not be unreasonably withheld.

     4.22 COMPLIANCE WITH REQUIREMENTS. To comply promptly with all requirements and governmental approvals and to furnish Lender, on demand, with independent evidence of such compliance.

     4.23 LEASES. To enter into no leases or occupancy agreements affecting the Property without the prior approval of Lender and Permanent Lender. Borrower shall deliver to Lender executed counterparts of all leases and occupancy agreements affecting the Property whether executed before or after the date of this Agreement, and shall not amend any provision thereof or waive any obligations of tenants under any leases or occupancy agreements affecting the Property without the prior approval of Lender.

     4.24 COMPLIANCE WITH RESTRICTIONS, COVENANTS AND EASEMENTS. To comply with all restrictions, covenants and easements affecting the Property.

     4.25 LABORERS, SUBCONTRACTORS AND MATERIALMEN. To furnish to Lender, upon request at anytime, and from time to time, affidavits listing all laborers, subcontractors, materialmen, and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished labor or material to the Property or any portion thereof, together with affidavits, or other evidence satisfactory to Lender, showing that such parties have been paid all amounts then due for labor and materials furnished to the Property. In addition, Borrower will notify Lender immediately, and in writing, if Borrower receives any notice, written or oral, from any laborer, subcontractor or materialmen to the effect that said laborer, subcontractor or materialmen has not been paid when due for any labor or materials furnished in connection with the construction of the Improvements. Borrower will also furnish to Lender, at any time and from time to time upon demand by Lender, lien waivers bearing a then current date from Contractor and such subcontractors or materialmen as Lender may designate.

     4.26 FURTHER ASSURANCE OF TITLE. To further assure title as follows: If at any time Lender or Lender's counsel has reason to believe that any Advance is not secured or will or may not be secured by the Mortgage as a first lien or security interest on the Property, then Borrower shall, within ten (10) days after written notice from Lender, do all things and matters necessary, to assure to the satisfaction of Lender and Lender's counsel that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Mortgage as a first lien or first security interest on the Property, and Lender, at its option, may decline to make further Advances hereunder until lender has received such assurance.

     4.27 [INTENTIONALLY OMITTED].

     4.28 COMPLIANCE WITH PERMANENT COMMITMENT. (i) To permit no default under the terms of the Permanent Commitment, (ii) to waive none of the obligations of the Permanent Lender thereunder, (iii) to do no act which would relieve Permanent Lender from its obligations to fund the Permanent Loan or entitle Permanent Lender to cancel or terminate the Permanent Commitment, (iv) to take all actions necessary or appropriate in order to close on the Permanent Loan prior to the expiration of the Permanent Commitment, (v) to complete construction of the Improvements, and each and every part thereof, and to satisfy all conditions to closing of the Permanent Loan not later than sixty (60) days prior to the expiration of the Permanent Commitment, (vi) to make no amendments to the Permanent Commitment without the prior approval of Lender, (vii) to the maximum extent permitted by law and under the terms of the Permanent Commitment, to assign to Lender, in such form as Lender may reasonably require, Borrower's right to receive proceeds of the Permanent Loan (to the extent of Borrower's indebtedness to Lender),
(viii) to direct Permanent Lender to disburse the proceeds of the Permanent Loan (to the extent of Borrower's indebtedness to Lender) directly to Lender at the time of closing of the Permanent Loan, and (ix) to provide Lender with copies of any communications given to or received from Permanent Lender.

     4.29 NO TRANSFERS OR ENCUMBRANCES. To cause or permit no sale, conveyance, transfer, assignment or encumbering of the Property or any interest therein without the prior approval of Lender; provided, however, that transfers of limited partnership interests in Essex Hospitality Associates IV L.P. may be made without the prior approval of the Lender.


                                    ARTICLE 5

                                AGREEMENT TO LEND

     Subject to the terms and conditions set forth in this Agreement, Lender agrees to make Advances of the Loan to Borrower from time to time during the period from the date hereof to the Termination Date in an aggregate principal amount of up to and including the Loan Amount to pay Property Costs actually incurred in connection with the acquisition of the Land and construction of the Improvements (including Indirect Costs) if and to the extent such Property Costs are reflected in the Construction Budget as being funded by Lender.

     5.1 NOTE. The obligation of Borrower to pay the principal amount of all Advances made by Lender to Borrower under this Agreement, plus all interest accrued thereon at the rate or rates set forth in the Note, shall be evidenced by the Note.

     5.2 ADVANCES. The Construction Budget reflects, by category and line items, the purposes and the amounts for which funds to be advanced by Lender under this Agreement are to be used. Except to the extent that reallocations are permitted under, or approved by the Lender pursuant to Section 5.4, Lender shall not be required to disburse for any category or line item more than the amount specified therefor in the Construction Budget.

     5.3 COST OVERRUNS. If Borrower becomes aware of any change in Property Costs which will increase a category or line item of Property Costs reflected on the Construction Budget (as the Construction Budget is revised from time to time and approved by Lender), Borrower shall immediately notify Lender in writing and promptly submit to Lender for its approval a revised Construction Budget. No further Advances need be made by Lender unless and until the revised Construction Budget so submitted by Borrower is approved by Lender, and Lender reserves the right to approve or disapprove any revised Construction Budget which approval will not be unreasonably withheld. If Lender approves the revised Construction Budget, and such revised Construction

Budget reflects Project Costs to be funded by Lender in excess of the Loan Amount, the amount of such excess shall be added to the Loan Amount, and Borrower's obligation to repay the same, together with interest thereon at the rate or rates provided in the Note, shall be deemed to be evidenced by the Note and secured by the Loan Documents.

     5.4 CONTINGENCY RESERVE. Any amount allocated as Contingency Reserve in the Construction Budget is not intended to be disbursed and will only be disbursed upon the prior approval of Lender, which approval can be withheld for any reason or for no reason; provided, however, that the Borrower may request that funds be reallocated from the Contingency Reserve to a category or line item for which funds are insufficient, and the Lender shall authorize such reallocation for Property Costs if it determines in its reasonable discretion (taking into account the extent of completion of the Improvements) that, after such reallocation, the aggregate amount of undisbursed proceeds of the Building Loan and the Borrower's remaining Required Equity Funds will be sufficient to pay in full all Property Costs required to complete construction of the Improvements. The disbursement of a portion of the Contingency Reserve shall in no way prejudice Lender from withholding disbursement of any further portion of the Contingency Reserve.

     5.5 STORED MATERIALS. Lender shall disburse funds for any materials, furnishings, fixtures, machinery or equipment not yet incorporated into Land or Improvements (the "Stored Materials"), contingent upon Lender receiving satisfactory evidence that:

         (a)  The  Stored   Materials  are   components  in  a  form  ready  for
     incorporation into the Improvements;

         (b) The Stored Materials are stored at the Land, in a bonded warehouse, at a site controlled by Borrower, or at such other site as Lender shall approve, and are protected against theft and damage;

         (c) The Stored Materials have been paid for in full or will be paid for with the funds to be disbursed and all lien rights or claims of the supplier have been released or will be released upon payment with disbursed funds;

         (d) Lender has or will have upon payment with disbursed funds a perfected, first priority security interest in the Stored Materials; and

         (e) The Stored Materials are insured for an amount equal to their replacement costs.

     5.6 AMOUNT OF ADVANCES. In no event shall any Advance exceed the full amount of Indirect Costs approved by Lender and theretofore paid or to be paid with the proceeds of such Advance plus ninety (90%) percent of all costs for construction of Improvements approved by Lender and incurred by Borrower through the date of the Draw Request for such Advance less the aggregate amount of any Advances previously made by Lender. It is further understood that the retainage described above is intended to provide a contingency fund protecting Lender against failure of Borrower or any Guarantor to fulfill any obligations under the Loan Documents, and that Lender may charge amounts against such retainage in the event Lender is required or elects to expend its own funds to cure any Default or Event of Default.

     Anything herein to the contrary notwithstanding, it is understood, stated and agreed that at such time as the Improvements are fifty percent (50%) complete, that all Advance amounts shall be made without any retainage by Lender.

     5.7 QUALITY OF WORK. No Advance shall be due unless all work done at the date the Draw Request for such Advance is submitted is done in a good and workmanlike manner and without defects, as confirmed by the report of the Construction Inspector, but Lender may disburse all or part of any Advance before the sum shall become due if Lender believes it advisable to do so, and all such Advances or parts thereof shall be deemed to have been made pursuant to this Agreement.

     5.8 REQUIRED EQUITY FUNDS. Required Equity Funds shall be used by Borrower for Property Costs before any Advances of the Loan proceeds in excess of $100,000.00 shall be made. Required Equity Funds will be disbursed by Borrower and not deposited with or disbursed by Lender.


                                   ARTICLE 6

                            CONDITIONS PRECEDENT TO
                         DISBURSEMENT OF LOAN PROCEEDS

     6.1 CONDITIONS OF INITIAL Advance. The obligation of Lender to make the initial Advance, which shall be limited to $100,000.00 for soft cost items only, shall be subject to the following conditions precedent:

         (a) COMMITMENT. All items required by the Commitment or letter of instructions from Lender to Borrower regarding the Loan shall have been delivered to the proper parties as required therein, and all conditions set forth in the Commitment or such letter of instructions shall have been satisfied.

         (b) LOAN DOCUMENTS. The Loan Documents, in form and substance satisfactory to Lender, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, and Lender shall have received the original or a fully executed counterpart thereof All Loan Documents to be filed or recorded in the public records shall have been so filed or recorded in the appropriate public records.

         (c) CONSTRUCTION DOCUMENTS. The Architect's Contract and Construction Contract, in form and substance satisfactory to Lender, shall have been duly executed and delivered by the parties thereto, shall be in full force and effect, and Lender shall have received a certified or a fully executed counterpart thereof borrower's Architect and the Contractor shall have duly executed and delivered to Lender a consent to the assignment of the Architect's Contract and Construction Contract, in form and substance satisfactory to Lender, and Lender shall have received the original or a fully executed counterpart thereof.

         (d) SUBCONTRACTS. Borrower shall have delivered to Lender, and Lender shall have approved, a list of all subcontractors and materialmen who have been or, to the extent identified by Borrower, will be supplying labor or materials for the Property, a copy of the standard form of subcontract to be used by the Contractor, and correct and complete photocopies of all executed subcontracts and contracts.

         (e) OTHER CONTRACTS. Borrower shall have delivered to Lender correct and complete photocopies of all other executed contracts with contractors, engineers or consultants for the Property, and of all development, management, brokerage, sales or leasing agreements for the Property.

         (f) REQUIRED LEASES. The Required Leases, if any, in form and substance satisfactory to Lender, shall have been duly executed by the parties thereto and shall be in full force and effect, and Lender shall have received a certified or fully executed counterpart thereof Lender, Borrower and each tenant under a Required Lease shall have duly executed an Estoppel Certificate and Non-Disturbance, Attornment and Subordination Agreement, in form and substance satisfactory to Lender, and Lender shall have received the original or a fully executed counterpart thereof.

         (g) DELIVERIES. The following items or documents shall have been delivered to Lender:

              (1) PLANS AND SPECIFICATIONS. One complete set of the Plans and Specifications and approval thereof by any necessary Governmental Authority, with a certification from Borrower's Architect that the Improvements to be constructed comply with all Requirements and Governmental Approvals and that the Construction Contract satisfactorily provides for the construction of the Improvements.

              (2) TITLE INSURANCE POLICY. A paid Title Insurance Policy or report in all respects satisfactory to Lender and its counsel.

              (3) OTHER INSURANCE. Policies (or, if permitted, certificates or other evidence of) all insurance required by this Agreement or any other Loan Document.

              (4) EVIDENCE OF SUFFICIENCY OF FUNDS. Evidence satisfactory to Lender that the proceeds of the Loan, together with Required Equity Funds, will be sufficient to cover all Property Costs reasonably anticipated to be incurred, to satisfy the requirements of the Required Leases and Permanent Commitment and to satisfy the obligations of Borrower to Lender under this Agreement.

              (5) EVIDENCE OF ACCESS, AVAILABILITY OF UTILITIES, GOVERNMENTAL APPROVALS. Evidence satisfactory to Lender as to:

                   (A) the  methods of access to and egress  from the  Property, and nearby or adjoining public ways, meeting the reasonable requirements of property of the type contemplated to be completed under this Agreement and the status of completion of any required improvements to such access;

                   (B) the  availability of storm and sanitary sewer  facilities meeting the reasonable requirements of the Property;

                   (C) the  availability  of all other  required  utilities,  in location and capacity sufficient to meet the reasonable needs of the Property; and

                   (D) the  securing  of all  Governmental  Approvals  from  the applicable Governmental Authority which are required under applicable Requirements for the construction of the Improvements, together with copies of all such Governmental Approvals.

              (6) ENVIRONMENTAL REPORT. An environmental assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by Lender in form, scope and substance satisfactory to Lender, which report or reports shall indicate a condition of the Land in all respects satisfactory to Lender in its sole discretion and upon which report or reports Lender is expressly entitled to rely.

              (7) SOIL REPORT. A soil report for the Land prepared by a soil engineer approved by Lender in form and substance satisfactory to Lender, containing recommendations for the design of foundations, paved areas and underground utilities.

              (8) SURVEY. A survey prepared in accordance with Lender's survey requirements, certified by a land surveyor registered as such in the state in which the Land is located, which survey shall be in form and substance satisfactory to Lender.

              (9) DRAW REQUEST. A Draw Request complying with the provisions of this Agreement.

              (10) GMAC DOCUMENTS. Lender shall have received an executed application letter and a "comfort letter" from the Permanent Lender evidencing the Permanent Commitment, or the Permanent Commitment.

         (h) LEGAL OPINIONS. Lender shall have received opinions in form and substance satisfactory to Lender and Lender's counsel from counsel satisfactory to Lender as to such matters as Lender shall reasonably request.

         (i) CERTIFICATION REGARDING CHATTELS. Lender shall have received a certification from the Title Insurer or counsel satisfactory to Lender (which shall be updated from time to time at Borrower's expense upon request by Lender) that a search of the public records disclosed no conditional sales contracts, chattel mortgages, leases of personality, financing statements or title retention agreements which affect the Property.

         (j) NOTICES.  All notices required by any Governmental  Authority or by
     any  applicable   Requirement  to  be  filed  prior  to   commencement   of
     construction of the Improvements shall have been filed.

         (k) APPRAISAL. Any appraisal requirements set forth in the Commitment shall have been satisfied.

         (1) PERFORMANCE; NO DEFAULT. Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of the initial Advance, and on the date of the initial Advance, there shall exist no Default or Event of Default.

         (m) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Borrower and any Guarantor in the Loan Documents or otherwise made by or on behalf of Borrower or any Guarantor in connection therewith or after the date thereof shall have been true and correct in all material respects on the date on which made and shall also be true and correct in all material respects on the date of the initial Advance.

         (n) OTHER DOCUMENTS. Such other documents, opinions and certificates as Lender or its counsel may reasonably require.

         (o) PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to Lender and Lender's counsel in form and substance, and Lender shall have received all information and such counterpart
     originals  on   certified   copies  of  such   documents   and  such  other
     certificates, opinions or documents as Lender and Lender's counsel may reasonably require.

     6.2 CONDITIONS OF SUBSEQUENT ADVANCES. The obligation of Lender to make any Advance after the initial Advance shall be subject to the following conditions precedent:

         (a) PRIOR CONDITIONS SATISFIED. All conditions precedent to the initial Advance and any prior Advance shall continue to be satisfied as of the date of such subsequent Advance.

         (b) PERFORMANCE; NO DEFAULT. Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of such advance, and on the date of such Advance there shall exist no Default or Event of Default.

         (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Borrower and any Guarantor in the Loan Documents or otherwise made by or on behalf of Borrower or any Guarantor in connection therewith after the date thereof shall have been true and correct in all material respects on the date on which made and shall also be true and correct in all material respects on the date of such Advance.

         (d) NO DAMAGE. The Improvements shall not have been injured or damaged by fire, explosion, accident flood or other casualty, unless Lender shall have received insurance proceeds sufficient in the judgment of Lender to effect the satisfactory restoration of the Improvements and to permit the completion thereof prior to the Completion Date.

         (e) RECEIPT BY LENDER. Lender shall have received:

              (1) DRAW REQUEST. A Draw Request complying with the requirements hereof.

              (2) ENDORSEMENT TO TITLE INSURANCE POLICY. A "run down" endorsement to the Title Insurance Policy or report indicating no change in the state of title and containing no survey exceptions not approved by Lender, which endorsement shall, expressly or by virtue of a proper "pending disbursements" clause or endorsement in the policy, increase the coverage of the policy to the aggregate amount of all proceeds of the Loan advanced on or before the effective date of such endorsement.

              (3) CERTIFICATES. Certificates from Borrower, Borrower's Architect and the Construction Inspector to the effect that in their opinion, based upon on-site observations and submissions by the Contractor, the construction of the Improvements to the date thereof was performed in a good and workmanlike manner and substantially in accordance with the Plans and Specifications, stating the estimated total cost of construction of the Improvements, stating the percentage of the in-place construction of the Improvements and stating that the remaining non-disbursed portion of the Loan allocated for such purpose is adequate, together with such Required Equity Funds to complete the construction of the Improvements.

              Anything herein to the contrary notwithstanding, the Certificates from the Borrower's Architect will be required at the following times:
         (a) at the time of every other monthly Loan Advance; (b) at the time of all change orders in excess of $25,000.00; and, (c) at the time of the final Loan Advance.

              (4) APPROVAL BY PERMANENT LENDER. If Lender shall have reasonable cause to doubt such compliance as set forth in the foregoing certificates, then, at the option of Lender, Lender shall require inspection of work in place and approval of such work by Permanent Lender as being in compliance with the terms of the Permanent Commitment.

              (5) CONTRACTS. Evidence that one hundred percent (100%) of the cost of the remaining construction work is covered by firm contracts or subcontracts, or orders for the supplying of materials, with contractors, subcontractors, materialmen or suppliers satisfactory to Lender.

              (6) PERMANENT COMMITMENT. Delivery of a copy of the fully executed Permanent Commitment.

              (7) FRANCHISE AGREEMENT. Delivery of an amended Franchise Agreement between Promus Hotels, Inc. and Essex Partners, Inc. reflecting a construction completion date of no earlier than December, 1998 and approval to build 101 guest rooms, which Franchise Agreement shall be assigned to Lender.

              (8) PERMANENT LENDER APPROVALS. Evidence satisfactory to Lender that Permanent Lender has approved and acknowledged satisfaction with the following:

                   (A) the survey  showing  the  Property,  subject to  required updating to show the as-built location of the Improvements upon construction thereof,

                   (B) the Title  Insurance  Policy or report and all exceptions therein, subject to required updating or issuance of a new policy as and when the Permanent Loan is closed;

              (9) TRI-PARTY AGREEMENT. Lender, Borrower and Permanent Lender shall have executed a tri-party agreement (the "Tri-Party Agreement"), satisfactory to Lender, providing for the closing of the Permanent Loan, substantially in the form of Exhibit G.

         (f) OTHER DOCUMENTS. Such other documents, opinions and certificates as Lender or its counsel may reasonably require.

     6.3 CONDITIONS OF FINAL ADVANCE. In addition to the conditions set forth in Paragraph 6.2 above, Lender's obligation to advance sums retained pursuant to this Agreement shall be subject to receipt by Lender of the following:

         (a) APPROVAL OF IMPROVEMENTS. Evidence of the approval by all appropriate Governmental Authority of the Improvements in their entirety for permanent occupancy to the extent any such approval is or will be a condition of lawful use and occupancy of the Improvements, and evidence of approval by all appropriate Governmental Authority of the contemplated uses thereof.

         (b) APPROVAL BY CONSTRUCTION INSPECTOR. Notification from the Construction Inspector to the effect that the Improvements have been completed in a good and workmanlike manner substantially in accordance with the Plans and Specifications.

         (c) FINAL SURVEY. A final survey acceptable to Lender showing the as-built location of the completed Improvements and evidence that Permanent Lender HAS approved such survey.

         (d) [INTENTIONALLY OMITTED].

         (e) INSPECTION BY PERMANENT UNDER. Evidence satisfactory to Lender that any and all final inspection requirements of the Permanent Commitment have been satisfied.

         (f) CERTIFICATE OF BORROWER'S ARCHITECT. Certificate of Borrower's Architect that the Improvements have been completed substantially in accordance with the Plans and Specifications and that the Improvements comply with all applicable Requirements and Governmental Approvals and are in all respects (except for work to be performed by tenants) ready for occupancy.

         (g) PAYMENT OF COSTS. Evidence satisfactory to Lender that all sums due in connection with the construction of the Improvements have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has a right to claim any statutory or common law firm arising out of the construction of the Improvements or the supplying of labor, material, and/or services in connection therewith.


                                    ARTICLE 7

                     METHOD OF DISBURSEMENT OF LOAN PROCEEDS

     Lender agrees to make Advances in accordance with the Construction Budget and subject to the following procedures.

     7.1 DRAW REQUEST TO BE SUBMITTED TO LENDER. At such time as Borrower shall desire to obtain an Advance, Borrower shall complete, execute and deliver to Lender a Borrower's Requisition in the form attached hereto as EXHIBIT F (hereinafter referred to as "Borrower's Requisition"). Each Borrower's Requisition shall be accompanied by:

         (a) if Borrower's Requisition includes amounts to be paid to the Contractor under the Construction Contract, it shall be accompanied by a completed and itemized Application and Certificate for payment (AIA Document No. G702) or similar form approved by Lender, containing the certification of Contractor, Borrower's Architect and the Construction Inspector as to the accuracy of same, together with invoices relating to all items of direct cost covered thereby. All such applications for payment shall show the sum of all subcontracts by trade, the total amount theretofore paid to all subcontractors as of the date of such application, and the total amount to be paid from the proceeds of the Advance to all subcontractors;

         Anything herein to the contrary notwithstanding, the Certificates from the Borrower's Architect will be required at the following times: (a) at the time of every other monthly Loan Advance; (b) at the time of all change orders in excess of $25,000.00; and, (c) at the time of the final Loan Advance.

         (b) if Borrower's Requisition includes payments for Indirect Costs, it shall be accompanied by a completed and itemized Indirect Cost statement executed by Borrower, together with invoices for all items of Indirect Costs covered thereby;

         (c) written lien waivers from the Contractor and such laborers, subcontractors and materialmen for work done and materials supplied by them which were paid for pursuant to any prior Draw Request;

         (d) a written request of Borrower for any necessary changes in the Plans and Specifications, the Construction Budget the Disbursement Schedule or the Construction Schedule for which the Lender's approval is required under this Agreement;

         (e) copies of all change orders and subcontracts, and, to the extent requested by Lender, of all inspection or test reports and other documents relating to the construction of the Improvements, not previously delivered to Lender; and

         (f) such other information, documentation and certification as Lender shall reasonably request.

     7.2 NOTICE AND FREQUENCY OF ADVANCES. Each Draw Request shall be submitted to Lender at least five (5) business days prior to the date of the requested Advance, and no more frequently than monthly and submission of all required documentation.

     7.3 DEPOSIT OF FUNDS ADVANCED. Borrower shall open and maintain a non-interest bearing loan checking account with Lender into which Lender shall deposit the proceeds of each Advance. Lender is hereby irrevocably authorized to make an Advance to and/or charge any account of Borrower with Lender, including such loan checking account, without the further approval of Borrower, for (i) any installment of interest due under the Note, (ii) any expenses incurred by Lender (including without limiting the generality of the foregoing, reasonable attorneys' fees and other fees incurred by Lender), or (iii) any other sums due to Lender under the Note, this Agreement or any of the other Loan Documents, all to the extent that the same are not paid by the respective due dates thereof out of Advances of the Loan proceeds.

     7.4 ADVANCES TO CONTRACTOR. At its option and upon notice to Borrower, Lender may make any or all Advances for construction expenses directly to Contractor for deposit in an appropriately designated special bank account, and the execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the

Loan. No further authorization from Borrower shall be necessary to warrant such direct Advances to Contractor and all such Advances shall satisfy PRO TANTO the obligations of Lender hereunder and shall be secured by the Mortgage and the other Loan Documents as fully as if made directly to Borrower.

     7.5 ADVANCES TO TITLE INSURER OR TO OTHERS. At its option and upon notice to Borrower, Lender may make any or all Advances through the Title Insurer and any portion of the Loan so disbursed by Lender shall be deemed disbursed as of the date on which such Title Insurer receives such disbursement. At its option, Lender may make Advances of portions of the proceeds of the Loan to any person to whom Lender in good faith determines payment is due and any portion of the Loan so disbursed by Lender shall be deemed disbursed as of the date on which the person to whom payment is made receives the same. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization to Advance the proceeds of the Loan. No further authorization from Borrower shall be necessary to warrant such direct Advances and all such Advances shall satisfy PRO TANTO the obligations of Lender hereunder and shall be secured by the Mortgage and the other Loan Documents as fully as if made directly to Borrower.

     7.6 ADVANCES DO NOT CONSTITUTE A WAIVER. No Advance shall constitute a waiver of any of the conditions of Lender's obligation to make further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any Advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default hereunder.


                                    ARTICLE 8

                               EVENTS OF DEFAULTS

     The occurrence of any one or more of the following conditions or events (each an "Event of Default") shall constitute a default under and breach of this
Agreement:

         (a) any failure by Borrower to pay as and when due and payable any interest on or principal of or other sum payable under the Note (and subject to any grace or cure periods that may be applicable); or

         (b) any failure by Borrower to deposit with Lender any funds required by this Agreement to be deposited with Lender within ten (10) days after notice to the Borrower;

         (c) any failure by Borrower to pay as and when due and payable any other sums to be paid by Borrower to Lender under this Agreement and continuance of such failure for a period of ten (10) days after written notice thereof from Lender; or

         (d) title to the Property is or becomes unsatisfactory to Lender by reason of any lien, charge, encumbrance, title condition or exception
     (including without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from Lender to Borrower; or

         (e) any refusal by the Title Insurer to insure any Advance as being secured by the Mortgage as a valid first lien on the Property and continuance of such refusal for a period of twenty (20) days after notice thereof by Lender to Borrower; or

         (f) the Improvements are not completed by the Completion Date or, in the reasonable estimation of Lender, construction of the Improvements will not be completed by the Completion Date; or

         (g) the Property or any portion thereof is injured by fire, explosion, accident, flood or other casualty, unless Lender shall have received insurance proceeds sufficient in the reasonable estimation of Lender to effect the satisfactory restoration of the Property and to permit the completion of the Improvements prior to the Completion Date; or

         (h) the Property is subject to any Taking, or the Property or any portion thereof is subject to any Taking which will prevent, in the reasonable estimation of Lender, the completion of the Improvements prior to the Completion Date; or

         (i) any voucher or invoice is submitted at any time which Borrower knows has not been earned by the payee for services performed or for materials used in or furnished for the Property; or

         (j) any cessation at any time in construction of the Improvements for more than twenty (20) consecutive days except for strikes, acts of God, fire or other casualty, or other causes entirely beyond Borrower's control; or

         (k) any failure by Borrower to duly observe or perform any term covenant, condition or agreement requiring Borrower to maintain insurance or to comply with the terms of a Permanent Commitment or not to encumber or transfer the Property; or

         (l) Borrower requests a termination of the Loan, or confesses inability to continue or complete construction of the Improvements in accordance with this Agreement; or

         (m) any Guarantor denies that said Guarantor has any liability or obligation under the Guaranty or any other agreement to which any Guarantor is a party, or shall notify Lender of the Guarantor's intention to attempt to cancel or terminate the Guaranty or any other agreement to which said Guarantor is a party; or

         (n) any representation or warranty made or deemed to be made by or on behalf of Borrower or any Guarantor in this Agreement or in any other Loan Document, or in any report, certificate, financial statement, Draw Request or other instrument furnished in connection with this Agreement, any Advance or any other Loan Document, shall prove to have been false or incorrect in any material respect as at the date of which made or deemed to be made; or

         (o) any dissolution, termination, partial or complete liquidation, merger or consolidation of Borrower, any general partner of Borrower, or any Guarantor, or any sale, transfer or other disposition of all or substantially all of the assets of Borrower, any general partner of Borrower, or any Guarantor, other than with the prior approval of Lender; or

         (p) any condition occurs which would allow Permanent Lender to terminate the Permanent Commitment, or Permanent Lender shall fail to comply with any of the terms, covenants, conditions or agreements of the Permanent Commitment or any Buy-Sell Agreement, or, in the reasonable estimation of Lender, the terms of the Permanent Commitment or any Buy-Sell Agreement cannot be satisfied; or

         (q) any suit or proceeding shall be filed against Borrower, any Guarantor or the Property which, if adversely determined, would have a materially adverse affect on the ability of Borrower and any Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents; or

         (r) any failure by Borrower to obtain any  Governmental  Approvals,  or
     the  revocation  or  other  invalidation  of  any  Governmental   Approvals
     previously issued; or

         (s) the death or mental incapacity of Borrower, any general partner of Borrower, or any Guarantor; or

         (t) any change in the legal or beneficial ownership of Borrower, any general partner of Borrower or any Guarantor, other than as permitted in
     Section 4.29 or with the prior approval of Lender; or

         (u) any one or more of the obligations of Borrower or any Guarantor under the Loan Documents shall at any time and for any reason cease to be in full force and effect; or

         (v) any default in the payment of money shall occur under or in respect of any loan agreement, credit agreement, promissory note, bond, trust deed, indenture, mortgage, pledge, security agreement, indemnity or guaranty to which Borrower, any general partner of Borrower is a party (whether as principal or guarantor or other surety), or any other default shall occur thereunder which would entitle the holder thereof to declare all amounts payable with respect thereto to be immediately due and payable; or

         (w) Borrower, any member of Borrower, any Guarantor or any tenant under a Required Lease shall be involved in financial difficulties as evidenced by: (1) its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or its authorizing, by appropriate proceedings of partners, directors or other governing body, the commencement of such a voluntary case; (2) its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (3) the entry of an order for relief in any involuntary case commenced under said Title 11; (4) its seeking relief as a debtor under any applicable law, other than said Title II, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief-, (5) the entry of an order by a court of competent jurisdiction which is not withdrawn, reversed or rescinded within sixty (60) days after its entry (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (ii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; (6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or (7) generally, its failure to pay its debts as such debts become due; or

         (x) any failure by Borrower to duly observe or perform any other term, covenant, condition or agreement under this Agreement and continuance of such failure for a period of thirty (30) days after written notice thereof from Lender; PROVIDED, HOWEVER, that if such failure is not susceptible of cure during such thirty (30) day period (but is susceptible of cure) and Borrower promptly commences and diligently pursues cure of such failure during such thirty (30) day period, then such thirty (30) day period shall be extended for an additional consecutive period of thirty (30) days; or

         (y) any "default" or "event of default" shall occur under any of the other Loan Documents.


                                    ARTICLE 9

                          RIGHTS AND REMEDIES OF LENDER

     9.1 REMEDIES. Upon the occurrence and continuance of any Event of Default, Lender may at any time thereafter, at its option, exercise any or all of the following rights and remedies:

         (a) Lender may declare its obligations to make Advances hereunder to be terminated, whereupon the same shall terminate, and/or declare all unpaid principal of and accrued interest on the Note, together with all other sums payable under the Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Loan Documents to the contrary notwithstanding, and without presentation, protest or further demand or notice of any kind, all of which are expressly hereby waived by Borrower; provided, however, that Lender may make Advances or parts of Advances thereafter without thereby waiving the right to demand payment of the Note, without becoming liable to make any other or further Advances, and without affecting the validity of or enforceability of the Loan Documents. Notwithstanding and without limiting the generality of the foregoing, upon the occurrence of an Event of Default under paragraph (w) of Article 8, or if any event has occurred which but for the passage of time, the giving of notice or both would constitute an Event of Default, Lender's obligations to make Advances hereunder automatically shall so terminate and, in addition, upon the occurrence of an Event of Default under paragraph (w) of Article 8, all unpaid principal of and accrued interest on the Note, together with all sums payable under the Loan Documents, automatically shall become and be immediately so due and payable, with any declaration or other act on the part of the Lender.

         (b) Following acceleration of the Building Loan, Lender may cause the Property to be completed and may enter upon the Land and construct, equip and complete the Property in accordance with the Plans and Specifications, with such changes therein as Lender may, from time to time, and in its sole discretion, deem appropriate. In connection with any construction of the Property undertaken by Lender pursuant to the provisions of this subparagraph, Lender may:

              (1) use any funds of Borrower, including any balance which may be held by Lender as security or in escrow, and any funds remaining unadvanced under the Loan;

              (2)   employ   existing   contractors,   subcontractors,   agents,
         architects, engineers, and the like, or terminate the same and employ others;

              (3) employ security watchmen to protect the Property;

              (4) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of Lender, be necessary or desirable;

              (5) take over and use any and all Personal Property contracted for or purchased by Borrower, if appropriate, or dispose of the same as Lender sees fit;

              (6) execute all applications and certificates on behalf of Borrower which may be required by any Governmental Authority or Requirement or contract documents or agreements;

              (7) pay, settle or compromise all existing or future bills and claims which are or may be liens against the Property, or may be necessary for the completion of the Improvements or the clearance of title to the Property;

              (8) complete the marketing and leasing of leasable space in the Improvements, enter into new leases and occupancy agreements, and modify or amend existing leases and occupancy agreements, all as Lender shall deem to be necessary or desirable;

              (9) prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting the Land or the Improvements and take such action and require such performance as Lender deems necessary under any Payment and Performance Bonds; and

              (10) take such action hereunder, or refrain from acting hereunder, as Lender may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this subparagraph. Borrower shall be liable to Lender for all costs paid or incurred for the construction, completion and equipping of the Property, whether the same shall be paid or incurred pursuant to the provisions of this subparagraph or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be deemed advances made to Borrower under this Agreement and shall be secured by the Mortgage and the other Loan Documents.

     To the extent that any costs so paid or incurred by Lender, together with an other Advances made by Lender hereunder, exceed the Loan Amount, such excess costs shall be paid by Borrower to Lender on demand, with interest thereon at the Default Rate, if any, set forth in the Note or, in the absence of a Default Rate, at the Interest Rate, until paid; and Borrower shall execute such notes or amendments to the Note as may be requested by Lender to evidence Borrower's obligation to pay such excess costs and until such notes or amendments are so executed by Borrower, Borrower's obligation to pay such excess costs shall be deemed to be evidenced by this Agreement. In the event Lender takes possession of the Property and assumes control of such construction as aforesaid, it shall not be obligated to continue such construction longer than it shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of Borrower whether or not the Property shall have been completed. For the purpose of this subparagraph, the construction, equipping and completion of the Property shall be deemed to include any action necessary to cure any Event of Default by Borrower under any of the terms and provisions of any of the Loan Documents.

         (c) Lender may to the extent permitted by applicable law, at any time and from time to time, without notice (any such notice being expressly waived), without regard to the adequacy of any collateral, set off and apply any and all deposits (general or specific, time on demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) at any time held or other sums credited by or due from Lender to Borrower against any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising of Borrower to Lender.

         (d) Lender may exercise any or all of the rights and remedies set forth in the other Loan Documents.

     9.2 POWER OF ATTORNEY. For the purposes of carrying out the provisions and exercising the fights, powers and privileges granted by or referred to in this Agreement, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Agreement, in the name and on behalf of Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

     9.3 REMEDIES CUMULATIVE. Upon the occurrence of any Event of Default the rights, powers and privileges provided in this Article 9 and all other remedies available to Lender under this Agreement or under any of the other Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time and shall not constitute a waiver of any of Lender's other rights or remedies thereunder, whether or not the Loan shall be due and payable, and whether or not Lender shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Loan Documents.

     9.4 ANNULMENT OF Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement or any Loan Document if Lender shall have waived such Event of Default in writing or stated that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any of the rights of Lender upon the occurrence thereof.

     9.5 WAIVERS. Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for payment or performance, notices of nonperformance (except to the extent required by the provisions hereof or of any other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on Lender's part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any other Loan Document, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which Borrower may now or hereafter have with respect to its liability under this Agreement or under any other Loan Document.

     9.6 COURSE OF DEALING, ETC. No course of dealing between Borrower and Lender shall operate as a waiver of any of Lender's rights under this Agreement or any Loan Document. No delay or omission on Lender's part in exercising any right under this Agreement or any Loan Document shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion No waiver or consent shall be binding upon Lender unless it is in writing and signed by Lender. The making of an Advance hereunder during the existence of an Event of Default shall not constitute a waiver thereof.


                                   ARTICLE 10

                                GENERAL CONDMONS

     The following  conditions  shall be applicable  throughout the term of this
Agreement:

     10.1 RIGHTS OF THIRD PARTIES. All conditions of the obligations of Lender hereunder, including the obligation to make Advances, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will make Advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction by Borrower of the Improvements or the absence therefrom of defects. In this connection Borrower agrees to and shall indemnify Lender from any liability, claims or losses resulting from the disbursement of the Loan proceeds or from the condition of the Property whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan made by Lender to Borrower in connection herewith. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

     10.2 RELATIONSHIP. The relationship between Lender and Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

     EVIDENCE OF SATISFACTION OF CONDITIONS. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

     10.4 NOTICES. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, in each instance addressed to the addresses set forth at the head of this Agreement, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of appropriate mail or courier service, upon deposit with the U.S. Postal Service or delivery to the courier service.

     10.5 ASSIGNMENT. Borrower may not assign this Agreement or any of its rights or obligations hereunder without the prior approval of Lender.

     10.6 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

     10.7 HEADINGS. The headings of the Articles, Paragraphs and subparagraphs of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof

     10.8 INVALID PROVISIONS TO AFFECT NO OTHERS. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity presently prescribed by law, with regard to obligations of like character and amount, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

     10.9 NUMBER AND GENDER. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall equally include the other.

     10.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with laws of the State of New York.

     10.11 CONSENT TO JURISDICTION. Borrower hereby irrevocably and unconditionally (a) submits to personal jurisdiction in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement, and (b) waives any and all personal rights under the laws of any state (i) to the right, if any, to trial by jury, or (ii) to object to jurisdiction within the State of New York or venue in any particular forum within the State of New York. Nothing contained herein, however, shall prevent Lender from bringing any suit, action or proceeding or exercising any rights against any security and against Borrower, and against any property of Borrower, in any other state. Initiating such suit, action or proceeding or taking such action in any state shall in no event constitute a waiver of the agreement contained herein that the laws of the State of New York shall govern the rights and obligations of Borrower and Lender hereunder or the submission herein by Borrower to personal jurisdiction within the State of New York.

     10.12 AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal on the date first above written.

                                     ERIE HOTEL LLC

                                     BY:  ESSEX HOTELS II LLC
                                          its Managing Member

                                     BY:  ESSEX HOSPITALITY ASSOCIATES IV L.P.,
                                          its Managing Member

                                     BY:  Essex Partners Inc.,
                                          its General Partner


                                     BY:  /s/ Barbara J. Purvis
                                          --------------------------
                                          Barbara J. Purvis
                                          Senior Vice President




                                     KEYBANK NATIONAL ASSOCIATION


                                     BY:  /s/ Karen M. Cummings
                                          --------------------------
                                          Karen M. Cummings
                                          Vice-President


STATE OF NEW YORK        )
COUNTY OF MONROE         ) ss.:

     On this 31st day of December, 1997, before me personally came Barbara J. Purvis, to me personally known, who, being by me duly sworn, did depose and say that she is a Senior Vice President of Essex Partners Inc., a New York corporation and the general partner of Essex Hospitality Associates IV L.P., a New York limited partnership and the managing member of Essex Hotels H LLC, a New York limited liability company and the managing member of Erie Hotel LLC, the limited liability company described in and on whose behalf she executed the within Instrument; and she duly acknowledged to me that she signed her name thereto as the act and deed of said limited liability company.

                                           /s/ Mark R. Foerster
                                           ------------------------------
                                                     Notary Public


MARK R. FOERSTER
Notary Public in the State of New York
MONROE COUNTY
Commission Expires May 31, 1999

STATE OF NEW YORK       )
COUNTY OF ERIE          ) ss.:

     On the 31st day of December, 1997, before me personally came Karen M. Cummings, to me known who, being by me duly sworn, did depose and say that she resides in the Town of Amherst; that she is a Vice-President of KeyBank National Association, the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


                                           /s/ Louis C. Fessard
                                           ------------------------------
                                                     Notary Public


LOUIS C. FESSARD
Notary Public State of New York
Qualified in Erie County
My Commission Expires Aug. 31, 1999

                                    EXHIBIT A

                               CONSTRUCTION BUDGET

                                                         Society National Bank
                                                             "A Key Corp Bank"

Essex - Hampton Inn Erie, PA

Enter amounts in the "Total Cost" column first. Then enter amounts in the "Equity $" column. The "Loan $" column will calculate automatically.


DEVELOPMENT BUDGET                                         Total rooms   98

DESCRIPTION                                                                   TOTAL          COST     % OF TOTAL


                                                 LOAN $       EOUITY $        COST           PSF         COST

LAND                                                 $0       $793,600      $793,600      $8,097.96     10.4%
SITE IMPROVEMENTS                                    $0       $550,150       550,150       5,613.78      7.2%
-----------------                             ---------     ----------    ----------    -----------    ------
TOTAL LAND & SITE WORK                               $0     $1,343,750    $1,343,750     $13,711.73     17.6%

HARD COSTS                        SQ. FT.
Construction costs                     0      2,613,887      1,120,373     3,734,260     $38,104.69     48.9%
tech and develop services              0        250,000              0       250,000      $2,551.02      3.3%
Performance Bond                                      0              0             0
Furniture, Fixtures & Equipment        0        842,100              0       842,100      $8,592.86     11.0%
CONTINGENCY (HARD COSTS)                        186,713              0       186,713      $1,905.23      2.4%
------------------------                      ---------      ---------       -------     ----------    ------
TOTAL HARD COSTS                              3,892,700      1,120,373     5,013,073     $51,153.81     65.5%

SOFT COSTS
ARCHITECTURE/ENGINEERING                        108,400              0       108,400      $1,106.12      1.4%
CONSTRUCTION MANAGEMENT                               0              0             0          $0.00      0.0%
Note Securities - financing cost                      0        190,177       190,177      $1,940.58      2.5%
Permits                                         106,000              0       106,000      $1,081.63      1.4%
LEGAL FEES                                      245,000              0       245,000      $2,500.00      3.2%
Recording Fees                                   47,000              0        47,000        $479.59      0.6%
REAL ESTATE TAXES/Insurance                      15,000              0        15,000        $153.06      0.2%
Pre-opening costs                                 3,800         76,200        80,000        $816.33      1.0%
APPRAISALS                                            0         12,006        12,000        $122.45      0.2%
ENVIRONMENTAL                                         0         10,000        10,000        $102.04      0.1%
Franchise Fee                                         0         45,000        45,000        $459.18      0.6%
TITLE INSURANCE                                       0         16,000        16,000        $163.27      0.2%
Key BANK FEE                                     23,500              0        23,500        $239.80      0.3%
PERMANENT LOAN FEE                               47,000              0        47,000        $479.59      0.6%
Note Interest                                         0        112,000       112,000
Travel & other costs                                  0         24,500        24,500
CONSTRUCTION INTERST                            185,180              0       185,180      $1,889.59      2.4%
CONTINGENCY (WORKING CAPITAL)                    26,420              0        26,420        $269.59      0.3%
-----------------------------                 ---------      ---------    ----------     ----------    ------

TOTAL SOFT COST                                $807,300       $485,877    $1,293,177     $11,802.83     15.1%
                                              =========      =========    ==========     ==========    ======


TOTAL DEVELOPMENT COSTS                      $4,700,000     $2,950,000    $7,650,000     $78,061.22

PERCENT OF TOTAL COSTS                           61.44%         38.56%       100.00%

LOAN PER SQUARE FOOT                         $47,959.18

CONTINGENCY:
     HARD                                      $186,713
     SOFT                                       $26,420
                                               --------
     TOTAL                                     $213,133


COMMENTS

                                    EXHIBIT C

                              DISBURSEMENT SCHEDULE

                                    EXHIBIT D

                               DESCRIPTION OF LAND


     ALL THAT CERTAIN piece or parcel of land situate in Tract 373 in the Township of Summit, County of Erie and Commonwealth of Pennsylvania, being Lot I as shown on a map entitled "Subdivision of Land of David A. Kellogg, Richard E. and Mary L. Hess and Pamela A. Giese", made by Henry T. Welks Associates, dated August 22, 1996, revised September 4, 1996 and May 19, 1997, and recorded in Erie County Map No. 1997-133, and being more particularly bounded and described as follows, to wit:

     BEGINNING at the most southerly comer of the piece herein described, at a point in the centerline of Old Oliver Road (50 foot right-of-way); thence North 27(degree) 25' 40" West, a distance of 408.58 feet to a point; thence North 69(degree) 0I' 12" East, a distance of 397.38 feet to an iron survey pin; thence North 72(degree) 03' 09" East, a distance of 37.77 feet to a point; thence South 54(degree) 11' 20" East, a distance of 124.85 feet to a PK. nail in the centerline of Old Oliver Road; thence South 35(degree) 48' 40" West, along the centerline of Old Oliver Road, a distance of 546.91 feet to the point of beginning. CONTAINING 2.819 acres of land to the centerline of Old Oliver Road; CONTAINING 2.509 acres of land to the northerly right-of-way line of Old Oliver Road.

     EXCEPTING therefrom a 400 square foot parcel of land conveyed to the Summit Township Sewer Authority in Erie County Record Book 70 page 635, bearing Erie County Index No. (40) 17-73-2.09.

                                    EXHIBIT E

                    Descriptions of Plans and Specifications


     Drawings and specifications for the Erie Hampton Inn, Erie, Pennsylvania prepared by Braun & Steidl Architects (Project No. 96066) dated August 27, 1997, as amended by Addendum No. 1 dated September 9, 1997, and Addendum No. 2 dated September 16, 1997.

                                    EXHIBIT F

                             BORROWER'S REQUISITION


BORROWER:              ERIE HOTEL LLC
REQUISITION NO.:
DATE:
PROJECT:               Erie Hampton Inn, Summit Township, Pennsylvania

     Pursuant to the Building Loan Agreement (the "Agreement") between Borrower and Lender, Borrower hereby authorizes and requests an Advance for the following purpose(s) and in the following amounts:

Amount                Purpose(s)                     Attributable to


---------------------------
         $





Total: $


     IN CONNECTION WITH AND IN ORDER TO INDUCE LENDER TO ADVANCE THE AMOUNT REQUESTED ABOVE, THE BORROWER HEREBY REPRESENTS, WARRANTS AND STIPULATES AS
FOLLOWS:

     1 . There is existing no Event of Default (as defined in the Agreement) and no event which but for the passage of time, the giving of notice or both would constitute an Event of Default. The undersigned has duly complied with and observed all of the terms, covenants and conditions of each of said instruments required to be performed by the undersigned to the date of this Requisition, and unless the Lender is notified to the contrary prior to the disbursement of the Advance requested above, will be so on the date hereof.

     2. The amounts herein are true and correct to the best of the Borrower's knowledge and after the honoring of this Requisition, the Loan amount not yet advanced, less the retainage held, if any, shall be sufficient to pay for the completion of the costs of construction of the Improvements not yet paid.

     3. All sums previously requisitioned have been applied to the payment of the costs of construction of the Improvements heretofore incurred and the proceeds of any Advance made in accordance with this Requisition will be applied to, and solely to, payment of the foregoing items.

     4. All work has been performed fully in accordance with the Plans and Specifications as defined in the Agreement.

                                              "BORROWER"


                                              ---------------------------------

                                    EXHIBIT G


                                                                    KM&Z Draft
                                                                      10/21/97

                               TRI-PARTY AGREEMENT


     THIS TRI-PARTY AGREEMENT (the "AGREEMENT") is being executed as of __________________, 199_____, by and between _____________________, a
_______________(together with any subsequent holder of the Note as defined below, the GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with any subsequent holder of the note evidencing the Bridge Loan as defined below, the "BRIDGE LENDER"),___________________________________________,
a _____________________ (the    "Borrower") and _____________________________, a
__________________________ ("Franchisor").


                                    RECITALS:

     A. The Borrower is (or will be upon funding of the Loan as defined below) the owner of certain real property (the "PROPERTY") located in the City of _________, _________County, ____________, and more particularly described in EXHIBIT A attached hereto and made a part of this Agreement The Borrower intends to construct upon the Property certain improvements and appurtenances to consist generally of a _____________ -story, approximately ________________ square foot hotel to be operated as a _____ -room _____________ Hotel (the "IMPROVEMENTS);

     B. The Bank has agreed to make a loan to the Borrower in the principal sum of $_________ (the "LOAN") to assist Borrower in financing the acquisition of the Property, site development of the Property and the construction of the Improvements. The Loan will be advanced to the Borrower under the terms of a certain Loan Agreement entered or to be entered into by the Bank and the Borrower (the "LOAN AGREEMENT"), and is or will be evidenced by a promissory note in the maximum principal amount of $____________ (the, "NOTE") that is or will be secured by, among other things, a Construction Deed of Trust, Security Agreement, Assignment, Assignment of Rents and Leases and Fixture Filing (the "MORTGAGE") encumbering the Property, the Improvements and certain related personal property of the Borrower. The Loan Agreement the Note, the Mortgage and all other documents evidencing or securing the Loan are referred to herein as the "LOAN DOCUMENTS".

     C. The Borrower has obtained from Bridge Lender a conditional loan commitment (the "COMMITMENT") from the Bridge Lender for a five-year bridge mortgage loan on the Property and Improvements in the amount of $ ___________ (the "BRIDGE LOAN"). The Commitment is evidenced by a letter from Bridge Lender to the Borrower dated __________________, 199______ and agreed to by the Borrower on ________________, 199_________. The Bank and Franchisor acknowledge that they have received and reviewed the Commitment, a copy of which is attached hereto as EXHIBIT B.

     D. The Agreement is being executed to coordinate the financing agreements between the Bank and the Bridge Lender.

     IN ORDER TO IMPLEMENT the above facts and understandings, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

     1 . ASSIGNMENT. In consideration of the making of the Loan by the Bank to the Borrower, the Borrower hereby collaterally assigns to the Bank as security for the Loan, all of Borrower's rights and interests in and to the Commitment The Bridge Lender hereby consents to such assignment. The Bank, in the event of any Event of Default as defined in the Loan Agreement, is hereby authorized at the Bank's election to take any and all actions the Bank deems necessary or appropriate under the Commitment to close the Bridge Loan in the name of the Bank, including without limitation, the execution of the Bridge Loan Documents (as defined herein) as well as any and all other documents required by the Commitment or documents which may be convenient or appropriate for the closing of the Bridge Loan for and on behalf of the Bank. Notwithstanding any of the foregoing, the Bank shall have no obligation to close the Bridge Loan. Bridge Lender consents to the Bank closing the Bridge Loan in its own name and agrees to accept the Bridge Loan Documents executed and delivered by the Bank; PROVIDED, THAT , (i) the Bank delivers a legal opinion, acceptable to Bridge Lender, regarding the enforceability of the Bridge Loan Documents, and (ii) all conditions set forth in the Commitment are satisfied in accordance with the terms and provisions set forth therein.

     2. FUNDING OF BRIDGE LOAN. Unless all amounts owing pursuant to the Loan are otherwise paid in full and the Bank released from all obligations to make further advances thereunder, the Borrower shall timely comply with the terms and conditions of the Commitment and timely close the Bridge Loan. The Commitment shall not be modified or amended without the prior written consent of the Bank except changes that may be required by applicable law. Upon timely and full compliance with the terms and conditions of the Commitment, the Bridge Loan shall be closed by the execution and delivery of the Bridge Loan Documents. The proceeds of the Bridge Loan (but no amounts in excess thereof) shall be advanced directly by the Bridge Lender to the Bank or through title company escrow to the Bank, in an amount not exceeding the sum required to pay in full and satisfy the Loan. The Borrower shall provide any additional funds required to fully pay the Loan and all sums then owing to the Bank and secured by the Mortgage and to pay all fees and expenses of closing the Bridge Loan.

     3. THE CLOSING DATE.

     (a) Unless all amounts owing pursuant to the Loan are otherwise paid in full by Borrower, the Borrower shall satisfy all closing conditions set forth in the Commitment and shall cause the funding of the Bridge Loan on or before _____________, 199______ or on such earlier date as shall be mutually agreed to by Borrower and Bridge Lender (the CLOSING DATE"); PROVIDED, HOWEVER, if there has occurred an Event of Default under any of the Loan Documents, then Bank and Bridge Lender may mutually select the Closing Date so long as such closing date is not later than the end of the term of the Commitment

     (b) The Closing Date may be extended by written agreement between the Bank, Bridge Lender and Borrower, PROVIDED, HOWEVER, that if there has been an Event of Default under any of the Loan Documents such written agreement may be between the Bank and the Bridge Lender only, and any such agreement between the Bank and the Bridge Lender will bind the Borrower as if it were a party to that agreement. Bank and Borrower acknowledge that Bridge Lender has no obligation to extend the Closing Date, and that any such agreed extension may be conditioned upon further conditions and requirements not currently set forth in the Commitment. Any agreed extension of the Closing Date beyond the term of the Commitment pursuant to the provisions of this paragraph 3(b) will automatically extend the expiration date of the Commitment and of this Agreement for an equal period of time. Any reference in this Agreement to the "Closing Date" will be construed to mean the Closing Date as it may be extended pursuant to the provisions of this Agreement.

     4. EFFECTIVENESS OF COMMITMENT, NO DEFAULT. Bridge Lender and Borrower hereby warrant and represent to Bank that (i) the Commitment has been accepted by Borrower prior to the required acceptance date set out in the Commitment and all fees due for acceptance of the Commitment have been paid in full; (ii) the Commitment is in full force and effect and has not been amended, except as described herein; (iii) to the best of Bridge Lender's knowledge, no default, nor any condition or event which with the giving of notice or the passage of time or both would constitute a default currently exists under the Commitment; and (iv) the Commitment is a binding contract currently entitling Borrower to the benefits thereof (subject to equitable principles, bankruptcy, insolvency and other similar creditor's rights laws) and, upon execution of this Agreement and subject to the provisions of Section 1 of this Agreement, the Bank will be entitled to such benefits, in each case subject to the satisfaction of all conditions set forth in the Commitment.

     5. BRIDGE LOAN DOCUMENTS. Borrower and Bridge Lender shall agree on the form of loan documents evidencing, guaranteeing, governing and securing the Bridge Loan (collectively, the "BRIDGE LOAN DOCUMENTS") prior to the Closing Date. The Bridge Loan Documents shall be in the same form in all materials respects as those form loan documents typically used in transactions similar to the Bridge Loan where Franchisor is providing credit enhancement to the Bridge Lender, which form documents have previously been provided by Bridge Lender to Borrower and Bank, as modified to reflect (i) changes in such form loan documents as are made after today's date at the request of Franchisor or as are otherwise acceptable to Franchisor, (ii) the business terms and conditions set forth in the Commitment and (iii) the requirements of local law. Bridge Lender warrants and represents to Bank that the Bridge Loan Documents are the only loan documents required as a condition precedent to the rending of the Bridge Loan. Borrower agrees to execute and deliver the Bridge Loan Documents in the form agreed to as provided above. Upon Borrower's satisfaction of all Commitment requirements and conditions, Bridge Lender agrees to execute any Bridge Loan Documents requiring Bridge Lender's signature. Bank acknowledges that Franchisor must also execute certain Bridge Loan Documents, including, a certain guaranty agreement providing credit enhancement to Bridge Lender and a "comfort letter" or other instrument providing certain information to Bridge Lender regarding the status of the Management Agreement (as hereinafter defined).

     6. MANAGEMENT AGREEMENT. Borrower and Bridge Lender acknowledge that the Management Agreement (the "MANAGEMENT AGREEMENT") dated . 1997 between Borrower and Franchisor is acceptable to Borrower and Bridge Lender. The Management Agreement shall not be modified or amended without the prior written approval of Bank or Bridge Lender.

     7. COMPLETION OF CONSTRUCTION. Upon completion of the construction of the Improvements in substantial accordance with the Plans, the Bank and the Borrower agree to deliver to the Bridge Lender written notice of such completion and of a proposed date for the closing of the Bridge Loan, which proposed date shall be not later than ten (1 0) days prior to expiration of the Commitment. On the date specified in the notice, or on any earlier or later date agreed to by the parties, the Bridge Loan will be funded as contemplated by this Agreement so long as all conditions of such funding set forth in the Commitment have been fulfilled.

     8. SUBSTITUTION OF GENERAL PARTNER. Bridge Lender acknowledges and agrees that the limited partners of Borrower may remove the general partner of Borrower and admit a new general partner of Borrower pursuant to the terms of Borrower's partnership agreement and that the same shall not affect or impair Bridge Lender's obligations to fund the Bridge Loan in accordance with the Commitment and this Agreement so long as such new general partner is an affiliate of ____________________ and so long as Borrower continues to satisfy the "single-purpose, bankruptcy-remote" requirements set forth in the Commitment and in such event Bridge Lender agrees to a substitution of the organizational documents and resolution of such substitute general partner in the place of those of the current general partner.

     9. DEFAULT BY BORROWER, The Bridge Lender agrees to give the Bank and the Borrower prompt written notice of any default of the Borrower under this Agreement or the Commitment to the extent the Bridge Lender becomes aware of such default. Failure of the Bridge Lender to become aware of any such default or to provide such notice shall not be a default under this Agreement or affect Bridge Lender's rights under the Commitment The Bank and/or the Borrower will have thirty (30) days after receipt of any such notice of default to cure all defaults, or if such default is not reasonably capable of being cured within such period of time, the Bank and/or Borrower shall have the right to commence remedying such default and shall proceed diligently to cure the same, except that no such period for notice or cure will extend the Closing Date without the prior written consent of the Bridge Lender, PROVIDED, HOWEVER, nothing contained herein shall obligate Bank to cure any such default. Failure of the Borrower and the Bridge Lender to agree on the terms of the Bridge Loan Documents shall constitute a default on the part of Borrower which the Bank shall have the right, but not the obligation, to attempt to cure. No notice and/or cure periods set forth herein shall extend the term of the

Commitment as set forth therein. If all defaults are not cured within such period, then, in addition to pursing its available rights and remedies under applicable law, the Bridge Lender may, at its option, and by prompt written notice to the Bank and Borrower either terminate the Commitment and its obligations under this Agreement or waive the defaults that have not yet been cured and extend the time for cure of those defaults. 'Me Bank and Borrower acknowledge that upon any such termination of the Commitment, certain fees, including without Stations the Deferred Financing Fee, will remain payable under the Commitment, and Borrower and bank hereby agree that the Bank shall not release the lien of its Mortgage without first obtaining written confirmation from the Bridge Lender that payment of any such fees arising under the Commitment have been paid in full or waived.

     Without in any way limiting any rights or remedies which the Bank may have against Borrower, in the event of any default by Borrower under any of the Loan Documents, the Bank (a) shall promptly notify the Bridge Lender of such default by Borrower and (b) may elect in its discretion to terminate this Agreement, or to promptly notify the Bridge Lender in writing that Bank elects to assume the obligations of the Borrower to the Bridge Lender under the terms and conditions of the Commitment and this Agreement, in which event (i) the Bridge Lender agrees not to terminate the Commitment and to make the Bridge Loan directly to the Bank upon completion of construction of the Improvements in accordance with the Commitment and satisfaction of all other conditions of the Commitment and this Agreement, and (ii) Bank shall assume Borrower's obligations under the Management Agreement and Franchisor hereby acknowledg6s that it shall consent to such assumption. Nothing in this Section 1 0 shall extend the term of the Commitment as set forth therein.

     10. ADDITIONAL BANK COVENANTS. Prior to expiration of the Commitment, Bank hereby agrees (a) not to release any part of the Property required to secured the Bridge Loan, (b) not to accept payment or prepayment of principal under the Note (except to the extent required to reduce the unpaid balance of the Note to au amount equal to the amount of the Bridge Loan), (c) not to assign or transfer the Note and other Loan Documents, without the prior written consent of the Bridge Lender. not to be unreasonably withhold or delayed, (d) not to release the lien of the Mortgage without first obtaining written confirmation from the Bridge Lender that it has received or waived payment of the Deferred Financing Fee described in the Commitment, and (e) not to accelerate the maturity of the Note unless an event of default has arisen under the Loan Documents and within twenty (20) days after receipt of written notice of such default from the Bank, the Bridge Lender does not either (i) cure or cause to be cured such default or
(ii) notify the Bank of Bridge Lender's willingness to purchase the Loan from the Bank by payment of any outstanding balance of principal and interest thereunder within ten (1O) business days after expiration of such twenty-day period and does so purchase the Loan within such period.

     11. AMENDMENTS. Except as otherwise provided herein, no amendment or modification of the Commitment after the date of this Agreement will affect any obligations of the parties under this Agreement, unless that amendment or modification is approved in writing by all parties to this Agreement.

     12. NOTICES. All notices and requests for visits and confirmations of compliance under this Agreement must be given in writing and will be considered to have been duly and properly served upon personal delivery to the party or an officer of the party being served, or if mailed, upon the first to occur of (i) actual receipt (ii) the expiration of four (4) business days after deposit in United States registered or certified mail postage prepaid, or (iii) the expiration of twenty-four (24) hours after deposit for overnight delivery with Federal Express or another nationally recognized express delivery company, addressed to the parties as follows:


          BANK:

          -----------------------------

          -----------------------------

          -----------------------------




          BORROWER:

          -----------------------------

          -----------------------------

          -----------------------------

          Attn:


          BRIDGE LENDER::

          GMAC Commercial Mortgage Corporation
          8614 Westwood Center Drive, Suite 630
          Vienna, Virginia 22182-2233
          Attn: Morgan G. Earnest, II
          Senior Vice President

          FRANCHISOR:

          -----------------------------

          -----------------------------

          -----------------------------

          Attn:

Such addresses may be changed by notice to the other parties given in the same manner as provided above, such changes in address to be effective only upon receipt.

     14. TERMINATION. This Agreement will terminate upon:

         (a) Funding of the Bridge Loan by the Bridge Lender, or

         (b) Termination of this Agreement under Section 9 above.

     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts by the parties. Each of the counterparts will be considered an original and all counterparts will constitute but one and the same Instrument.

     16. CONSENTS. Except as expressly provided otherwise herein, whenever the consent or approval of the Bank or the Bridge Lender is required under the Commitment or under this Agreement, the Bank and the Bridge Lender agrees that such consent or approval will not be unreasonably withhold, conditioned or delayed. The foregoing provisions of this Section notwithstanding, the Bridge Lender shall have no obligation to extend the term of the Commitment, or to increase the Bridge Loan amount, or to delete or limit the provisions customarily included in the Bridge Loan Documents.

     17. WAIVER, No waiver of any of the terms or conditions of this Agreement, and no waiver of any default or compliance, shall be effective unless in writing, and no waiver furnished in writing shall be deemed to be a waiver of any other term or provision or any future condition of this Agreement.

     18. MISCELLANEOUS, This Agreement will be governed by_____________ law. The invalidity or unenforceability of any provision of this Agreement will not affect any other provision. The captions of the Paragraphs of this Agreement are for convenience only and do not limit any terms or provisions.

     19. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of any of the parties hereto. Notwithstanding the foregoing, Banks right to assign the Loan and this Agreement are restricted pursuant to Section 10 above, and Bank's right under Section 9 above to elect to assume Borrower's obligations to Bridge Lender under the terms and conditions of the Commitment and this Agreement upon a default by Borrower under any of the Loan Documents is not assignable without the prior written consent of Bridge Lender.

     IN WITTNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                           BORROWER:

                           _____________________, a __________________

                           By: _____________________, a _______________

                           _____________________, its __________________

                             By:_______________________________
                             Name:_____________________________
                             Its:______________________________


                             BRIDGE LENDER:

                             GMAC COMMERCIAL MORTGAGE
                             CORPORATION, a California corporation

                              By:____________________________________
                                 Morgan G. Earnest, II, Senior Vice President

                              FRANCHISOR:

                              _____________________, a __________________
                              _____________________

                              By:_______________________________
                              Name:_____________________________
                              Its:______________________________


                              BANK:

                              _____________________, a __________________

                              By:_______________________________
                              Name:_____________________________
                              Its:______________________________